Exhibit 10.1

FORM OF Amendment No. 1 to the

Subscription Agreement

This Amendment No. 1 to the Subscription Agreement is entered into as of [●], 2022 (this “Amendment”) by and among Opal Fuels LLC, a Delaware limited liability company (“Opal”), ArcLight Clean Transition Corp. II, a Cayman Islands exempted company (“ArcLight”) and the undersigned subscriber(s) (the “Investor”).

WHEREAS, ArcLight and the Investor entered into that certain Subscription Agreement, dated as of December 2, 2021 (the “Subscription Agreement”); and

WHEREAS, pursuant to Section 11(f) of the Subscription Agreement, Opal, ArcLight and the Investor desire to amend Section 8 of the Subscription Agreement to extend the outside termination date thereof.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to Section 8 of Subscription Agreement. Section 8 of the Subscription Agreement is hereby amended by replacing clause (d) in the definition of Termination Events, which currently reads “the earlier of (i) one hundred eighty (180) days after the date of this Subscription Agreement and (ii) thirty (30) days after the Termination Date (as defined in the Business Combination Agreement, as in effect as of the date hereof), in each case if the Closing has not occurred by such date, other than as a result of a breach of the Investor’s obligations hereunder,” with the following: “two hundred forty (240) days after the date of this Subscription Agreement, if the Closing has not occurred by such date, other than as a result of a breach of the Investor’s obligations hereunder.”

2.	Agreement Remains Effective; General Provisions. Each reference to “this Subscription Agreement,” “hereunder,” “hereof” and other similar references set forth in the Subscription Agreement and each reference to the Subscription Agreement in any other agreement, document or other instrument shall, in each case, refer to the Subscription Agreement as modified by this Amendment. Except as and to the extent expressly modified by this Amendment, the Subscription Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement. Article 11 of the Subscription Agreement shall apply to this Amendment mutatis mutandis and to the Subscription Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

OPAL FUELS LLC

By:
Name:	Adam Comora
Title:	Co-Chief Executive Officer

[Signature Page to Amendment No. 1 to the Subscription Agreement]

ARCLIGHT CLEAN TRANSITION CORP. II

By:
Name:	John F. Erhard
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to the Subscription Agreement]

Accepted and agreed as of the date first written above.

[INVESTOR]

By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Subscription Agreement]